Exhibit 23(j)


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INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Post-Effective Amendment No. 62 to Registration Statement No. 2-75503 of Maxim Series Fund, Inc. of our report dated February 5, 1999 and to the references to us under the headings "Financial Highlights" appearing in the Prospectuses, which are a part of such Registration Statement, and "Independent Auditors" appearing in the Statement of Additional Information, which is also a part of such Registration Statement.




/s/ Deloitte & Touche LLP

DELOITTE & TOUCHE LLP

Denver, Colorado
April 27, 1999